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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





Date of Report (Date of earliest event reported) October 30, 2002
                                                 ----------------

                                      UICI
             (Exact name of registrant as specified in its charter)


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
                  Delaware                          001-14953              75-2044750
---------------------------------------------    ----------------     --------------------
(State or other jurisdiction of incorporation    (Commission File        (IRS Employer
              or organization)                        Number)          Identification No.)

 4001 McEwen Drive, Suite 200, Dallas, Texas                      75244
---------------------------------------------            -----------------------
  (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:  (972) 392-6700
                                                     --------------



                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5. OTHER EVENTS

         On October 30, 2002, the Company will issue a press release disclosing its results of operations for the three and nine months ended September 30, 2002. A copy of that press release is included herein as Exhibit 99.1 hereto.

         As disclosed in the press release, based on results of operations through September 30, 2002, the Company has determined to modify its previously published guidance with respect to expected 2002 results of operations as follows:

      o The Company continues to estimate that consolidated revenues in 2002 will be approximately $1.4 billion.

      o The Company currently estimates that fully diluted net earnings before cumulative effect of accounting change per share for 2002 will be between $0.97 and $1.02. For purposes of this estimate, the Company has estimated the amount of pre-tax variable stock-based compensation in 2002 to be approximately $(22.0) million.

      o Excluding the effects of (a) anticipated losses at Healthaxis, Inc., (b) the $(4.2) million (net of tax) write-down of the Company's investment in Healthaxis Inc. taken in the second quarter of 2002, (c) a goodwill impairment charge taken in the second quarter of 2002 in the amount of $(5.1) million (net of tax) reflected as a cumulative effect in change in accounting principle in accordance with Statement No. 142, and (d) the effects of variable stock-based compensation, the Company currently estimates that pro forma net income per diluted share for 2002 will be between $1.47 and $1.53.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

Certain statements in this report are "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those included in the forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: changes in general economic conditions, including the performance of financial markets, and interest rates; competitive, regulatory or tax changes that affect the cost of or demand for the Company's products; health care reform; the ability to predict and effectively manage claims related to health care costs; and reliance on key management and adequacy of claim liabilities.

The Company's future results will depend in large part on accurately predicting health care costs incurred on existing business and upon the Company's ability to control future health care costs through product and benefit design, underwriting criteria, utilization management and negotiation of favorable provider contracts. Changes in mandated benefits, utilization rates, demographic characteristics, health care practices, provider consolidation, inflation, new pharmaceuticals/technologies, clusters of high-cost cases, the regulatory environment and numerous other factors are beyond the control of any health plan provider and may adversely affect the Company's ability to predict and control health care costs and claims, as well as the Company's financial condition, results of operations or cash flows. Periodic renegotiations of hospital and other provider contracts coupled with continued consolidation of physician, hospital and other provider groups may result in increased health care costs and limit the Company's ability to negotiate favorable rates. Recently, large physician practice management companies have experienced extreme financial difficulties, including bankruptcy, which may subject the Company to increased credit risk related to provider groups and cause the Company to incur duplicative claims expense. In addition,


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the Company faces competitive pressure to contain premium prices. Fiscal concerns regarding the continued viability of government-sponsored programs such as Medicare and Medicaid may cause decreasing reimbursement rates for these programs. Any limitation on the Company's ability to increase or maintain its premium levels, design products, implement underwriting criteria or negotiate competitive provider contracts may adversely affect the Company's financial condition or results of operations.

The Company's Academic Management Services Corp. business could be adversely affected by changes in the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented thereunder may adversely impact the education credit market. In addition, existing legislation and future measures by the federal government may adversely affect the amount and nature of federal financial assistance available with respect to loans made through the U.S. Department of Education. Finally the level of competition currently in existence in the secondary market for loans made under the Federal Loan Programs could be reduced, resulting in fewer potential buyers of the Federal Loans and lower prices available in the secondary market for those loans.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      Exhibit 99.1 Press Release distributed on October 30, 2002, disclosing results of operations for the three and nine-month periods ended September 30, 2002

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     UICI
                                        -------------------------------
                                        (Registrant)

Date    October 30, 2002             By       /s/ Mark D. Hauptman
     ----------------------             ----------------------------------------
                                     Mark D. Hauptman
                                     Vice President and Chief
                                     Financial Officer


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                               INDEX TO EXHIBITS

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
EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
 99.1 Press Release distributed on October 30, 2002, disclosing results of operations for the three and nine-month periods ended September 30, 2002
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